QuickLinks -- Click here to rapidly navigate through this document

Exhibit 3.3

AMENDED AND RESTATED

BYLAWS

OF

FASTCLICK.COM, INC.

BYLAWS

OF

FASTCLICK.COM, INC.

Section 1. NAME; EXECUTIVE OFFICES

        1.1   Name of Corporation. The name of this Corporation is FASTCLICK.COM, INC.

        1.2   Principal Office. The Board of Directors shall designate the location of the principal executive office of the Corporation, which may be at any place within or without the State of California. If the principal executive office is located outside of California, and if the Corporation has one or more business offices in California, then the Board of Directors shall designate a principal business office in the State of California.

        1.3   Additional or New Offices. The Board of Directors may establish such branch or subordinate offices, or may relocate the Corporation's principal office from time to time, at or to such locations as it determines to be appropriate.

Section 2. DEFINITIONS

        For purposes of these Bylaws, the terms set forth below shall be used as they are defined in this Section.

        2.1   Articles of Incorporation. The term "Articles of Incorporation" means the Articles of Incorporation of the Corporation as in effect at the time in question.

        2.2   Common Stock. The term "Common Stock" means the Common Stock of the Corporation as constituted as of the date in question, including each Series of Common Stock.

        2.3   GCL. The term "GCL" means the California General Corporation Law as in effect at the time in question.

        2.4   Shares Entitled to Vote. If the Articles of Incorporation provide for more or less than one vote for any share of capital stock on any matter, every reference in these Bylaws to a majority or other percentage or amount of the "shares entitled to vote" shall mean a majority or other applicable percentage or amount of the total number of votes entitled to be cast with respect to the shares of capital stock which have the right to vote or act by written consent on such matter, and the "shares entitled to vote" shall not be limited to the number of such shares that are outstanding.

        2.5   Voting Power. If the Articles of Incorporation provide for more or less than one vote for any share of capital stock on any matter, every reference in these Bylaws to a majority or other percentage of the "voting power" shall mean a majority or other applicable percentage of the total number of votes entitled to be cast with respect to the shares of capital stock which have the right to vote or act by written consent on such matter, and the "voting power" shall not be limited to the number of such shares that are outstanding.

Section 3. MEETINGS OF THE SHAREHOLDERS

        3.1   Place of Meeting. All meetings of the shareholders of this Corporation shall be held at the principal office of the Corporation in the State of California, or at such other place within or without the State as may be designated from time to time by the Board of Directors or as may be consented to in writing by all of the persons entitled to vote who were not present at the meeting.

        3.2   Annual Meetings. The annual meeting of the shareholders shall be held each year within one hundred and twenty (120) days of the end of the Corporation's fiscal year on the exact date and at a time within such 120-day period as shall be determined by the Board of Directors. At each annual meeting the shareholders shall elect a Board of Directors, consider reports of the affairs of the Corporation, and transact such other business as may properly be brought before the meeting.

        3.3   Special Meeting. Special meetings of the shareholders may be called in accordance with the procedures set forth in this Section 3.3 for the purpose of taking any action permitted to be taken by the shareholders under the GCL and the Articles of Incorporation.

          3.3.1 Authorization to Call Special Meetings. The Chairman of the Board, the President, the Board of Directors, any two or more members of the Board, or one or more shareholders holding not less than ten percent (10%) of the voting power of the Corporation, may call special meetings of the shareholders at any time.

          3.3.2 Procedure for Calling Special Meetings. If a special meeting is called by any person other than the Board of Directors, the request for the special meeting, specifying the general nature of the business proposed to be transacted, shall be delivered personally or sent by registered mail or by telegraphic or other facsimile transmission to the President, the Chairman of the Board, any Vice-President or the Secretary of the Corporation. The officer receiving the request shall promptly cause notice of the meeting to be given in the manner provided by Section 3.4 of these Bylaws to the shareholders entitled to vote at the meeting. Any special meeting called for pursuant to this Section 3.3.2 shall be held not less than thirty-five (35) nor more than sixty (60) days following receipt of the request for the special meeting. If notice of the special meeting is not given to shareholders within twenty (20) days after the receipt of a request, the person(s) calling the meeting may give notice thereof in the manner provided by these Bylaws or apply to the California Superior Court as provided in Section 305(c) of the GCL.

        3.4   Notice of Meetings. Notice of meetings, annual or special, shall be given in writing to each shareholder entitled to vote at such meeting by the Secretary or an Assistant Secretary, or if there be no such officers, by the Chairman of the Board or the President, or in the case of neglect or refusal, by any person entitled to call a meeting, not less than ten (10) days (or, if sent by third class mail, thirty (30) days) nor more than sixty (60) days before the date of the meeting.

          3.4.1 Procedure for Giving Notice. Written notice of the meeting shall be given either personally or by first class mail (or third class mail if the Corporation has shares held of record by 500 or more persons as of the record date for the meeting) or telegraphic or other means of written communication, charges prepaid, addressed to the shareholder at the address of the shareholder appearing on the books of the Corporation or given by the shareholder to the Corporation for the purpose of notice. If no such address for notice appears on the Corporation's books or has not been given, notice shall be deemed to have been given if sent to the shareholder in care of the Corporation's principal executive office or if published at least once in a newspaper of general circulation in the county in which the principal executive office of the Corporation is located. The giving of notice as provided by these Bylaws maybe omitted only to the extent and in the manner expressly permitted by the GCL.

          3.4.2 Contents of Notice. Notice of any meeting of shareholders shall specify:

            A.    The place, the date and the hour of the meeting;

            B.    Those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders;

            C.    If Directors are to be elected, the names of nominees whom, at the time of the notice, management intends to present for election;

            D.    The general nature of any business to be transacted at a special meeting and that no other business shall be transacted;

            E.    The general nature of business to be transacted at any meeting, whether regular, annual or special, if such business relates to any proposal to take action with respect to the approval of(1) a contract or other transaction with an interested Director, governed by Section 310 of the GCL, (2) an amendment of the Articles of Incorporation, (3) the reorganization of the Corporation within the meaning of the GCL, (4) the voluntary dissolution of the Corporation, or (5) a plan of distribution in dissolution other than in accordance with the rights of any outstanding preferred shares as provided in Section 2007 of the GCL; and

            F.     Such other matters, if any, as may be expressly required by the GCL.

          3.4.3 Waiver of Notice of Meetings. The transactions of any meeting of shareholders, however called and noticed, shall be as valid as action taken at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, but who are not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting. A waiver of notice or a consent to the holding of any meeting of shareholders need not specify the business transacted at or the purpose of any regular or special meeting, other than any proposal approved or to be approved at such meeting, the general nature of which was required by paragraph E. of Section 3.4.3 of these Bylaws to be stated in the notice thereof.

        3.5   Quorum Requirements. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at, all meetings of the shareholders for the transaction of business. The shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

        3.6   Lack of Quorum; Adjournments. If a quorum is not present or represented at any meeting of the shareholders, the meeting may be adjourned by a majority vote of the shares entitled to vote who are present, either in person or by proxy, until such time as the requisite number of voting shares constituting a quorum is present.

          3.6.1 Conduct of Adjourned Meeting. Except as provided in Section 3.6.2 of these Bylaws, it shall not be necessary to give any notice of the adjourned meeting, other than by announcement of the time and place thereof at the meeting at which the adjournment is taken, and the Corporation may transact at the adjourned meeting any business which might have been transacted at the original meeting.

          3.6.2 Notice of Adjourned Meeting. When a meeting is adjourned for more than forty-five (45) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given in accordance with the provisions of Section 3.4 of these Bylaws.

        3.7   Voting Rights. Subject to the provisions of Sections 702 through 704, inclusive, of the GCL, only persons in whose names shares entitled to vote stand on the stock records of the Corporation on the record date shall be entitled to vote at meetings of the shareholders.

          3.7.1 General Voting Rights. Except as otherwise provided in the Articles of Incorporation or Section 3.8, below, every shareholder entitled to vote shall be entitled to one vote for each share of stock entitled to vote held of record. If the Articles of Incorporation provide for more or less than one vote for any share of stock on any matter, every reference in these Bylaws to a majority or other proportionate vote of the stock of the Corporation shall refer to such majority or proportionate vote of the shares entitled to vote based on the aggregate number of votes entitled to be cast by such shares on such matter.

          3.7.2 Majority Vote. Except as otherwise provided in the Articles of Incorporation or Section 4.3, below, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number of shares of stock or voting by classes is required by the GCL or by the Articles of Incorporation.

          3.7.3 Voice Voting; Written Ballots. Voting at meetings of the shareholders may be by voice vote or by ballot except that, in any election of Directors, voting must be by written ballot if voting by ballot is requested by any shareholder entitled to vote.

        3.8   Cumulative Voting. Voting for the election of Directors shall be by cumulative voting if the names of candidates for Directors have been placed in nomination before the commencement of voting and any shareholder entitled to vote in the election has given notice at the meeting before the voting has commenced of an intention to cumulate votes. Should the election of Directors be by cumulative voting, the shareholders entitled to vote at such election shall be entitled to cumulate their votes to the extent and in the manner provided by Section 708 of the GCL.

        3.9   Voting by Proxy. Every shareholder entitled to vote, or to execute consents, may do so either in person, by telegram, or by written proxy in a form as provided in, and executed in accordance with the applicable provisions of the GCL. Proxies must be filed with the Secretary or an Assistant Secretary of the Corporation. The validity of a proxy tendered on behalf of a shareholder, and any revocation thereof, shall be determined in accordance with the provisions of Section 705 of the GCL.

        3.10 Inspectors of Election. In advance of any meeting of shareholders, the Board of Directors may appoint any persons other than nominees for office to act as Inspectors of Election at such meeting or any adjournment thereof. If no Inspectors of Election are appointed or if an appointment is vacated by an Inspector who fails to appear or fails or refuses to act, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment or fill such vacancy at the meeting. The number of Inspectors shall be as prescribed by and shall have the duties set forth in Section 707(a) of the GCL. Inspectors shall have the authority and duties set forth in Sections 707(b) and 707(c) of the GCL.

        3.11 Shareholder Action without a Meeting. Unless otherwise provided in the Articles of Incorporation, any action which may be taken at any annual or special meeting of the shareholders, other than the election of Directors, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote thereon were present and voted.

          3.11.1 Notice of Written Consent. Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice of any corporate action approved by shareholders without a meeting by less than unanimous written consent shall be given, in accordance with Section 601(b) of the GCL, to those shareholders entitled to vote who have not consented in writing. Such notice must be given at least ten (10) days before the consummation of any action authorized by such approval if the action involves (i) a contract or other transaction with an interested Director, governed by Section 310 of the GCL, (ii) the indemnification of any present or former agent of the Corporation within the meaning of Section 317 of the GCL, (iii) any reorganization within the meaning of the GCL, or (iv) a plan of distribution in dissolution other than in accordance with the rights of any outstanding preferred shares as provided in GCL Section 2007.

          3.11.2 Election of Directors by Written Consent. A Director may be elected at any time to fill a vacancy (other than a vacancy resulting from the removal of a Director) not filled by the Board by the written consent of persons holding a majority of the outstanding shares entitled to vote for the election of Directors, and any required notice of any such election shall promptly be given as provided in Section 3.4.2, above. Directors may not otherwise be elected without a meeting unless a consent in writing, setting forth the action so taken, is signed by all of the persons who would be entitled to vote for the election of Directors.

Section 4. DIRECTORS OF THE CORPORATION

        4.1   Powers of Directors. Subject to the limitations of the Articles of Incorporation, the Bylaws, and the GCL as to action requiring the authorization or approval of the shareholders, the outstanding shares, or less than a majority vote of the preferred shares, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by, the Board of Directors. The Board may delegate the management of the day-to-day operation of the business to a management company or other person, provided that the business and the affairs of the Corporation shall be managed, and all corporation powers shall be exercised under, the ultimate direction of the Board.

        4.2   Number and Qualification of Directors. The authorized number of Directors shall be seven (7).

          4.2.1 Change in Authorized Number. A change in the minimum or maximum number of Directors who may be authorized to serve on the Board of Directors, or a change from a variable to a fixed Board, unless made in accordance with Section 4.2, above, may be made only by amendment of the Articles of Incorporation or by a Bylaw amending this Section 4.2 duly adopted by the vote or written consent of the holders of a majority of the outstanding shares entitled to vote.

          4.2.2 Minimum Number of Directors. Unless the Corporation then has less than three (3) shareholders of record, the authorized number of Directors shall not be reduced below three (3). No Bylaw or amendment of the Articles reducing the authorized number of Directors or the minimum number of Directors to less than five (5) shall be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than 16 2/3% of the outstanding shares entitled to vote.

        4.3   Election of Directors; Term. The Directors shall be elected at each annual meeting of the shareholders to hold office until the next annual meeting. At any election of Directors, the Directors receiving the highest number of votes, up to the total number of Directors to be elected, shall be elected. Each Director, including a Director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. No reduction in the authorized number of Directors shall have the effect of removing any Director prior to the expiration of that Director's term of office.

        4.4   Resignation of Directors. Any Director may resign by giving written notice of resignation to the Chairman of the Board, if any, or to the President, the Secretary or the Board of Directors. If any Director tenders a resignation in the manner provided by the GCL, the shareholders or the Board of Directors shall have the power to elect a successor to take office at such time as the resignation shall become effective.

        4.5   Removal of Directors. The entire Board of Directors, or any individual Director, may be removed from office in the manner provided by the GCL.

        4.6   Vacancies on Board of Directors. A vacancy in the Board of Directors shall be deemed to exist in the case of the death, resignation or removal of any Director, if a Director has been declared of unsound mind by order of Court or convicted of a felony, if the authorized number of Directors is increased, or if the shareholders shall fail, either at a meeting at which an increase in the number of

Directors is authorized or at an adjournment thereof, or at any other time, to elect the full number of authorized Directors. Vacancies on the Board of Directors shall be filled as follows:

          4.6.1 If Director not Removed. Any vacancy, other than a vacancy created by the removal of a Director, may be filled by a majority of the remaining Directors, whether or not less than a quorum, or by a sole remaining Director, and each Director so elected shall hold office until the next annual meeting of the shareholders and until a successor has been elected and qualified.

          4.6.2 If Director Removed. A vacancy created by the removal of a Director may be filled only by a vote of the majority of the shares entitled to vote at a duly held meeting of the shareholders, or by the unanimous written consent of the holders of the outstanding shares entitled to vote.

          4.6.3 Action by Shareholders. The shareholders may at any time elect Directors to fill any other vacancies not filled by the Directors, and any such election made by written consent shall require the consent of a majority of the outstanding shares entitled to vote.

        4.7   Meetings of the Board of Directors. Meetings of the Board of Directors shall be held at the principal executive office of the Corporation, or at such other place as may be designated from time to time by resolution of the Board of Directors.

          4.7.1 Annual Meetings. An annual meeting of the Board of Directors shall be held without notice at the place of the annual meeting of shareholders immediately following the adjournment of the annual shareholders meeting for the purpose of organizing the Board, electing any officers desired to be elected, and transacting such other business as may properly come before the meeting.

          4.7.2 Other Regular Meetings. Other regular meetings of the Board of Directors shall be held without notice at such time as may be designated from time to time by resolution of the Board of Directors.

          4.7.3 Special Meetings. Special meetings of the Board of Directors may be called for any purpose at any time by the Chairman of the Board, the President, any Vice-President, the Secretary, or by any two (2) Directors.

            A.    Notice of the time and place of special meetings shall be delivered or communicated personally to each Director by telephone, or by telegraph or mail, charges prepaid, addressed to each Director at the address of that Director as it is shown upon the records of the Corporation, or if such address is not readily ascertainable, at the place in which the meetings of the Directors are regularly held.

            B.    Notice by mail shall be deposited in the United States mail at least four (4)days prior to the scheduled time of the meeting, and notice by telegraph shall be delivered to the telegraph company at least forty-eight (48) hours prior to the scheduled time of the meeting. Should notice be delivered personally or by telephone, it shall be so delivered at least forty-eight (48) hours prior to the scheduled time of the meeting.

            C.    Notice given by mail, telegraph or by delivery in person within the time provided by this Section shall be due, legal and personal notice to the Director to whom it is directed. Any oral notice given within the time provided by this Section shall be due, legal and personal notice if communicated to a person at the office of the Director for whom intended in the reasonable belief that such person will promptly communicate such notice to that Director.

          4.7.4 Conference Telephone Meetings. Any meeting, regular or special, may be held by conference telephone or similar communications equipment as long as all Directors participating in the meeting can hear one another, and any such participation shall constitute presence in person at the meeting.

          4.7.5 Waiver of Notice. The transactions of any meeting of the Board of Directors, however called and noticed or wherever held, shall be as valid as action taken at a meeting regularly called and noticed if all the Directors are present and sign a written waiver of notice and consent to holding such meeting, or if a majority of the Directors are present and all Directors either before or after the meeting, sign a written waiver of notice, or a consent to holding the meeting, or an approval of the minutes thereof. All such waivers, consents, or approvals shall be filed with the corporate records or made a part of the minutes of the meeting. Notice of a meeting need not be given to a Director who attends the meeting without protesting the lack of notice to such Director, either prior thereto or at the commencement of such meeting.

          4.7.6 Quorum Requirements. A majority of the exact number of authorized Directors fixed in, or by the Board of Directors pursuant to Section 4.2.1, shall be necessary to constitute a quorum for the transaction of business (other than to adjourn) and the action of a majority of the Directors present at a meeting duly held at which a quorum is present shall be valid as the act of the Board of Directors unless a greater number is required by the Articles of Incorporation, these Bylaws, or the GCL. A meeting at which a quorum initially is present may continue to transact business, notwithstanding the withdrawal of one or more Directors, if any action taken is approved by at least a majority of the required quorum for that meeting.

          4.7.7 Adjourned Meetings. A majority of the Directors present, whether or not a quorum, may adjourn from time to time by fixing a new time and place prior to taking adjournment, but if any meeting is adjourned for more than twenty-four (24) hours, notice of any adjournment to another time or place shall be given, prior to the reconvening of the adjourned meeting, to any Directors not present at the time the adjournment was taken.

        4.8   Director Action Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board shall individually or collectively consent in writing to that action. Each such written consent shall be filed with the minutes of the proceedings of the Board, and shall have the same force and effect as a unanimous vote of the Directors.

        4.9   Committees of Directors. The Board of Directors, by resolutions adopted by a majority of the authorized number of Directors, may establish one or more committees, including an Executive Committee, each consisting of two or more Directors, to serve at the pleasure of the Board, and may designate one or more alternate Directors to replace any absent committee members at any meeting of a committee.

          4.9.1 Powers of Committees. The Board of Directors may delegate to any such committee any of the powers and authority of the Board of Directors in the business and affairs of the Corporation, except those powers specifically reserved to the Board of Directors by the provisions of Section 311 of the GCL.

          4.9.2 Meetings and Actions of Committees. Meetings of committees shall be held and actions of committees shall be taken in the same manner as is provided by these Bylaws for meetings of Directors, except that the time of regular meetings of committees may be determined either by resolution of the Board of Directors or by the members of the committee. Alternate committee members shall be entitled to attend all committee meetings and to receive notice of special meetings of the committee. The Board of Directors may adopt rules for the governing of any committee not inconsistent with the provisions of these Bylaws.

Section 5. OFFICERS OF THE CORPORATION

        5.1   Principal Officers. The principal officers of the Corporation shall consist of a President, a Secretary and a Chief Financial Officer. At the discretion of the Board of Directors, the Corporation may also appoint a Chairman of the Board, one or more Vice-Presidents, and such subordinate officers pursuant to Section 5.3 of these Bylaws as it determines to be appropriate.

        5.2   Election; Qualification and Tenure. After their election, the Board of Directors shall meet and organize by electing a President, a Secretary and a Chief Financial Officer, who may be, but need not be, members of the Board of Directors, and such additional officers provided by these Bylaws as the Board of Directors shall determine to be appropriate. Any two or more offices may be held by the same person. Each officer of this Corporation shall serve at the pleasure of the Board of Directors, subject, however, to any rights of an officer under any contract of employment with the Corporation.

        5.3   Subordinate Officers. Subordinate officers, including Assistant Secretaries, Treasurers and Assistant Treasurers, and such other officers or agents as the business of the Corporation may require, may from time to time be appointed by the Board of Directors, the President, or by any officer empowered to do so by the Board of Directors, and shall have such authority and shall perform such duties as are provided in the Bylaws or as the Board of Directors or the President may from time to time determine.

        5.4   Resignation and Removal of Officers. Subject to the provisions of Section 5.4.3, below:

          5.4.1 Removal. Any non-principal officer may be removed, either with or without cause, by a unanimous vote of the Directors at the time in office at any regular or special meeting of the Board. A majority shareholder vote is required to remove a principal director.

          5.4.2 Resignation. Any officer may resign at any time by giving written notice to the Board of Directors or to the President, or to the Secretary or an Assistant Secretary of the Corporation. Any such resignation shall take effect upon receipt of such notice or at any later time specified therein, and unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

          5.4.3 Contractual Obligations. The resignation or removal of an officer shall not prejudice the rights of the Corporation or of the officer under any contract of employment between the officer and the Corporation.

        5.5   Vacancies in Offices. Any vacancy in an office occurring because of death, resignation, removal, disqualification or any other cause may be filled by the Board of Directors at any regular or special meeting of the Board, or in such manner as may otherwise be prescribed in the Bylaws for regular appointment to the vacant office.

        5.6   Responsibilities of Officers. The officers of the Corporation shall have the following responsibilities:

          5.6.1 Chairman of the Board. The Chairman of the Board, if there be one, shall, when present, preside at all meetings of the shareholders and of the Board of Directors, and shall have such other powers and duties as from time to time shall be prescribed by the Board of Directors. If there is no President, the Chairman of the Board, if any, shall be the Chief Executive Officer and general manager of the Corporation and shall have the powers and duties prescribed in Section 5.6.2, below.

          5.6.2 President. The President shall be the general manager of the Corporation and, subject to the control of the Board of Directors, shall be the chief executive officer of the Corporation and shall have general supervision, direction and control of the business and officers of the Corporation. In the absence of the Chairman of the Board, or if there be none, the President shall preside at all meetings of the shareholders and of the Board of Directors, but shall have no vote at any such meetings unless the President is also a Director. The President shall have the general powers and duties of management customarily vested in the office of President of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors.

          5.6.3 Vice-Presidents. In the absence or the disability of the President, and the Chairman of the Board, if any, the Vice-Presidents, in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice-President designated by the President, shall perform the duties and exercise the powers of the President and when so acting shall have all of the powers of and shall be subject to all of the restrictions upon the President. The Vice-Presidents shall perform such other duties and have such other powers as the Board of Directors and the President shall prescribe.

          5.6.4 Secretary. The Secretary shall have such powers and shall perform such duties as may be prescribed by the Board of Directors and the President and shall, in addition:

            A.    Keep, or cause to be kept, at the principal executive office or such other place as the Board of Directors may order, a book of all minutes of all of the proceedings of its shareholders and the Board of Directors and committees of the Board, with the time and place of holding of meetings, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at shareholders' meetings, and the proceedings thereof;

            B.    Keep, or cause to be kept, at the principal executive office or at the office of the Corporation's transfer agent, a share register or a duplicate share register, showing classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation;

            C.    Give, or cause to be given, notice of all the meetings of the shareholders and of the Board of Directors required by the Bylaws or by law to be given; and

            D.    Keep the seal of the Corporation if one be adopted, and affix the seal to all documents requiring a seal.

          5.6.5 Assistant Secretary. The Assistant Secretary, if provided for and appointed, shall have all the rights, duties, powers and privileges of the Secretary and may act in the place and stead of the Secretary whenever necessary or desirable.

          5.6.6 Chief Financial Officer. The Chief Financial Officer shall have such powers and perform such duties as may be prescribed by the Board of Directors and the President and shall, in addition:

            A.    Keep and maintain or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, surplus and shares;

            B.    Deposit all moneys and other valuables in the name and to the credit of the Corporation with such depositories as may be designated by the Board of Directors; and

            C.    Disburse the funds of the Corporation as may be ordered by the Board of Directors, and render to the President and the Directors, whenever they so request, an account of all transactions as Chief Financial Officer and of the financial condition of the Corporation.

Section 6. COMPENSATION; INDEMNIFICATION

        6.1   Directors' Fees and Expenses. Directors and committee members may receive compensation for their services in that capacity, and may be reimbursed for expenses incurred by them on behalf of the Corporation, in the manner and only to the extent authorized in resolutions duly adopted by the Board of Directors. Nothing in this Section 6.1 shall preclude a Director from receiving compensation for services in the capacity of an officer, employee or agent of the Corporation.

        6.2   Compensation of Officers. The compensation of the officers of the Corporation shall be fixed from time to time by the Board of Directors or by the President, subject to any rights of the officer pursuant to any employment contract between that officer and the Corporation.

        6.3   Indemnification of Agents. The Corporation shall have the power and authority to indemnify any Director, officer, committee member or other representative, employee or agent of the Corporation (as that latter term is defined in Section 317 of the GCL) in the mariner and to the extent provided in Section 317 of the GCL. The indemnification provided for by this Section shall not be deemed exclusive of any other rights which those seeking indemnification may have including, but not limited to, any rights granted under any agreement, insurance policy, or a vote of shareholders or disinterested Directors.

        6.4   Liability Insurance. The Corporation shall have the power to purchase and maintain insurance on behalf of any of its Directors, officers, employees or agents insuring against liability asserted against or incurred by any such person in such capacity, whether or not the Corporation would be empowered to indemnify such person under the provisions of this Section 6.

Section 7. CORPORATE RECORDS AND REPORTS

        7.1   Corporate Records. The Corporation shall keep and maintain all of the books and records required by this Section 7.1.

          7.1.1 Record of Shareholders. A record of shareholders of the Corporation, giving the names and addresses of all shareholders and the number and class of shares held by each of them, shall be kept at the Corporation's principal executive office, or at the office of its transfer agent or registrar if one be appointed. The records of the Corporation's shareholders shall be open to the shareholders for inspection in the manner and to the extent provided by Section 1600 of the GCL.

          7.1.2 Corporate Bylaws. The original or a copy of these Bylaws, as amended to date, shall be kept at the principal executive office of the Corporation or, if such office is not in the State of California, at its principal business office in California, and shall be open to inspection by the shareholders at any reasonable time during regular business hours. If the Corporation has no principal executive or business office in California, the Secretary shall furnish a copy of the Bylaws, as amended to date, to any shareholder who makes a written request to inspect the Bylaws.

          7.1.3 Minutes and Accounting Records. Accounting books and records of the business and properties of the Corporation, and minutes of the proceedings of its shareholders, the Board of Directors and its committees shall be kept at the principal executive office of the Corporation or at such other location as may be fixed by the Board of Directors from time to time. All such minutes, accounting books and records shall be open to inspection upon the written request of a shareholder at any reasonable time during regular business hours for a purpose reasonably related to the interests of the requesting shareholder in accordance with the provisions of Section 1601 of the GCL.

        7.2   Inspection of Books and Records. Every Director shall have the absolute right to inspect all books, records and documents of the Corporation and each of its subsidiaries, and to inspect their respective properties, in the manner provided by Section 1602 of the GCL. Shareholders and Directors may exercise their right of inspection either in person or by an agent or attorney acting on their behalf. The right to inspect any records or books of the Corporation shall include also the right to copy and to make extracts of such books and records.

        7.3   Annual Report to Shareholders. So long as the Corporation has less than one hundred (100) holders of record of its shares (determined as provided in Section 605 of the GCL), no annual report to shareholders shall be required, and the requirement of such a report contained in Section 1501 of the GCL is hereby expressly waived. Should the Corporation have more than one hundred (100) shareholders of record (determined as provided in Section 605 of the GCL), the Board of Directors of the Corporation shall cause an annual report to be prepared and delivered to shareholders in accordance with the provisions of Section 1501 of the GCL, within the time frame required by that Section. If no annual report for a previous fiscal year was sent to shareholders, the Corporation shall, upon the written request of any shareholder made more than one hundred and twenty (120) days after the close of that fiscal year, deliver or mail to the person making the request within thirty (30) days thereafter the financial statements required by Section 1501(a) of the GCL.

        7.4   Financial Statements. Upon the written request of any one or more shareholders holding at least five percent (5%) of the outstanding shares of any class of its stock, the Corporation shall furnish an income statement for the Corporation's most recent fiscal year ended more than one hundred and twenty (120) days prior to the date of the request, and for the most recent interim quarterly or semiannual period ended more than thirty (30) days prior to the date of the request. The Chief Financial Officer shall cause the requested income statements to be prepared, if not previously prepared, and delivered to any requesting shareholder entitled to do so within thirty (30) days after receipt of any such request.

          7.4.1 Contents of Financial Statement. If an annual report for the last fiscal year has not been sent to shareholders, the income statement prepared by the Corporation at the request of shareholders entitled to do so shall be accompanied by a balance sheet as of the end of that period and a statement of changes in financial position for the fiscal year.

          7.4.2 Audit Report. The quarterly income statements and balance sheets required by this Section 7.4 shall be accompanied by the report, if any, of any independent accountants engaged by the Corporation or by a certificate of an authorized officer of the Corporation that the income statements and balance sheets were prepared without audit from the books and records of the Corporation.

        7.5   Non-Disclosure Agreement. The Corporation may require as a condition to the delivery of any information under this Section 7 or to a shareholder's inspection of any books or records of the Corporation pursuant to the provisions of this Section 7 that the shareholder and any other person permitted to participate in such inspection execute an appropriate Confidentiality and Non-Disclosure Agreement and, as appropriate, that the shareholder agree to return all records and information provided by the Corporation after a reasonable period.

Section 8. CERTIFICATES AND TRANSFER OF SHARES

        8.1   Certificates for Shares. Subject to the provisions of Section 8.1.1, below, certificates for shares shall be in such form as the Board of Directors may prescribe.

          8.1.1 Form of Certificate. Certificates for shares shall certify the number of shares and the classes or series of shares owned by the shareholder, and shall contain a statement setting forth the office or agency of the Corporation from which the shareholder may obtain, upon request and without charge, a copy of the statement of any rights, preferences, privileges, and restrictions granted to or imposed upon each class or series of shares authorized to be issued and upon the holders thereof, and any other legend or statement as may be required by Section 418 of the GCL and the Federal and California corporate securities laws. Notwithstanding the foregoing provisions of this Section 8.1.1, the Board of Directors may adopt a system of issuance, recordation and transfer of the Corporation's shares by electronic or other means not involving any issuance of certificates, provided such system complies with the GCL.

          8.1.2 Officer Signatures. Every certificate for shares shall be signed in the name of the Corporation by the Chairman of the Board or by the President or Vice-President and the Chief Financial Officer or Assistant Chief Financial Officer or the Secretary or an Assistant Secretary. Any or all of the signatures on the certificate may be by facsimile.

        8.2   Transfer of Shares on Books. Upon surrender to the Secretary or an Assistant Secretary or to the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        8.3   Lost or Destroyed Certificates. A new certificate may be issued without the surrender and cancellation of a prior certificate that is lost, apparently destroyed or wrongfully taken when: (a) the request for the issuance of a new certificate is made within a reasonable time after the owner of the prior certificate has notice of its loss, destruction or theft; and (b) such request is received by the Corporation prior to its receipt of notice that the prior certificate has been acquired by a bona fide purchaser; and (c) the owner of the prior certificate gives an indemnity bond or other adequate security sufficient in the judgment of the Board of Directors to indemnify the Corporation against any claim, expense or liability resulting from the issuance of a new certificate. Upon the issuance of a new certificate, the rights and liabilities of the Corporation, and of the holders of the old and new certificates, shall be governed by the provisions of Sections 8104, 8404 and 8405 of the California Commercial Code.

        8.4   Transfer Agent and Registrars. The Board of Directors may appoint one or more transfer agents or transfer clerks, and one or more registrars, which shall be banks or trust companies, either domestic or foreign, at such times and places as the Board of Directors determines to be appropriate.

Section 9. RESTRICTION ON TRANSFER

        9.1   Shares. For purposes of this Section, the term "Shares" shall mean all of the shares of capital stock of the Corporation now owned or hereafter acquired by any present or future shareholder of the Corporation, including but not limited to, (a) all shares of the capital stock of the Corporation hereafter received by a shareholder as a dividend or other distribution upon or with respect to the Shares, (b) all shares of capital stock of the Corporation into which the Shares hereafter may be changed or for which the Shares may be exchanged, whether through reorganization, recapitalization, stock split-up or the like, (c) all shares of capital stock of the Corporation hereafter acquired by a shareholder, whether or not for value, and (d) all shares of capital stock of the Corporation hereafter acquired by a shareholder pursuant to any stock option, stock bonus, stock purchase right or similar stock right granted to the shareholder by the Corporation.

        9.2   Transfer. For purposes of this Section, the term "Transfer" shall mean any voluntary or involuntary sale, assignment, gift, bequest, transfer, pledge, hypothecation or other disposition, whether or not for value, of any or all of the Shares. The term "Transfer" specifically includes, without limitation, testamentary transfers pursuant to (a) the shareholder's will or the laws of descent and distribution, (b) property settlements, whether pursuant to court order, incident to the dissolution of the shareholder's marriage or otherwise, and (c) voluntary and involuntary transfers in connection with the enforcement of a lien, security interest, judgment or other legal process.

        9.3   General Restriction on Transfer. A shareholder shall not Transfer any or all of the Shares held by the shareholder, or any interest in any such Shares, to any person or entity except in strict compliance with the terms of this Section, including, without limitation, the expiration of all notice and other periods specified in this Section and the completion of all appraisals and other actions contemplated in this Section. Notwithstanding the provisions of any Shareholders Agreement, Buy-Sell Agreement or other agreement containing a contrary provision, any Transfer or attempted Transfer of any of the Shares, or any interest in any Shares, which is not in strict compliance with the terms of this Section shall be null and void.

          9.3.1 Option to Purchase. The Corporation shall have the option, but shall have no obligation, to purchase on the occurrence of any of the following events all, but not less than all, of the Shares which are the subject of such occurrence:

            A.    A shareholder agrees to Transfer any or all of the Shares;

            B.    The entry of an order, whether pursuant to a judicial proceeding, an arbitration or otherwise, directing the shareholder to Transfer any or all of the Shares, or any interest in any or all of the Shares; and

            C.    The occurrence of an event of bankruptcy of the shareholder, including, but not limited to, a general assignment for the benefit of creditors; the filing by or against the shareholder of a petition under any provision of the Federal Bankruptcy Code, unless the same is dismissed within sixty (60) days; the appointment of a trustee or receiver to take possession of substantially all of the shareholder's assets, unless possession of such assets is restored to the shareholder within sixty (60) days thereafter; the attachment, execution or other judicial seizure of substantially all of the shareholder's assets, unless such seizure is discharged within sixty (60) days thereafter; or the shareholder's admission in writing of his or her inability to pay his or her debts generally as they become due.

In the event of the occurrence of any event described in Section C, above, all of the Shares then held by the shareholder shall be considered the subject of such occurrence.

          9.3.2 Notice. The shareholder, or the shareholder's legal representative (the "Transferring Shareholder"), shall deliver to the Corporation within ten (10) days after the occurrence of any of the events described in Section 9.3.1, above, written notice of the occurrence of such event. With respect to a Transfer described in Section 9.3.1.A or 9.3.1.B, above, the Transferring Shareholder shall specify in the written notice the identity of the proposed transferee, the purchase price the Transferring Shareholder will receive in the proposed Transfer, and the other terms and conditions of the proposed Transfer. The Corporation shall exercise, if at all, its option to purchase the Shares subject to the occurrence (the "Transferred Shares") within thirty (30) days after its receipt of written notice of the occurrence of any such event. If the Corporation does not exercise its option to purchase the Transferred Shares within such 30-day period, its option to purchase the Transferred Shares covered by such written notice shall terminate and the Transferring Shareholder thereafter shall be free to Transfer the Transferred Shares covered by the written notice without further complying with the provisions of this Section 9.3; provided that if the written notice relates to a Transfer described in Section 9.3.1.A, above, and the identify of the proposed transferee or the terms and conditions of the proposed Transfer are changed from those specified in the written notice or the Transfer is not completed within thirty (30) days after the earlier of the date on which the Corporation notifies the Transferring Shareholder of its election not to exercise its option to purchase the Transferred Shares and the expiration of the 30-day period during which the Corporation could exercise its option to purchase, the Transferring Shareholder shall be required to comply with the provisions of this Section 9.3 to the same extent as if the Transferring Shareholder had not previously given notice of such intended Transfer.

          9.3.3 Purchase Price. The purchase price for the Transferred Shares purchased by the Corporation on exercise of its option under Section 9.3.2, above, shall be an amount equal to the product of the number of Transferred Shares and the Fair Market Value (as hereinafter defined) per share of the Transferred Shares on the date of the notice delivered by the Transferring Shareholder pursuant to Section 9.3.2, above.

          9.3.4 Fair Market Value. For purposes of this Section 9.3, the "Fair Market Value" of any Share at any date shall be the value of the Common Stock of the Corporation as determined in accordance with the provisions of this Section 9.3.

            A.    For purposes of this Section 9.3, the Fair Market Value of the shares of any Series of Common Stock shall be determined without considering either (a) the value, if any, because the shares of such Series of Common Stock have more than one (1) vote per share or (b) the reduction in value, if any, because the shares of such Series of Common Stock have only one (1) vote per share and there is then outstanding another Series of Common Stock which has more than one (1) vote per share.

            B.    The parties shall first attempt to agree on the Fair Market Value of the Shares. If the parties do not agree on the Fair Market Value within fifteen (15) days after the delivery to the Transferring Shareholder of notice of the exercise of the purchase option or the Transferring Shareholder or the Corporation so elects, the Fair Market Value of the Shares shall be determined by appraisal in accordance with the provisions of Section 9.3.5.C, below.

            C.    If the Fair Market Value is to be determined by appraisal, the following procedures shall apply.

              (1)   If the Fair Market Value of the Common Stock of the Corporation has been determined for purposes of this Section 9.3 within six (6) months prior to the date on which the Transferring Shareholder delivers the written notice described in Section 9.4, above, the Fair Market Value of the Common Stock as determined pursuant to such appraisal shall be conclusive for all purposes under this Section 9.3.

              (2)   If Section 9.3.5.C.(1), above, does not apply, the following procedures shall apply. The parties jointly shall select a mutually acceptable appraiser, or if the parties cannot agree on a mutually acceptable appraiser within ten (10) days after the end of the 15-day period described in Section 9.3.5.B above, (i) the Corporation shall select one appraiser, (ii) the Transferring Shareholder shall select one appraiser, and (iii) the two appraisers so selected shall select a third mutually acceptable appraiser. The Fair Market Value determined by an appraisal under this Section shall be the average of the values determined by all of the appraisers. The Transferring Shareholder shall pay one-half (1/2) of the costs of the appraisers and the Corporation shall pay one-half (1/2) of the costs of the appraisers.

              (3)   Except upon a showing of fraud, corruption or undue influence by any party or appraiser, the Fair Market Value determined by appraisal shall be conclusive for all purposes under this Section 9.3.

              (4)   Notwithstanding anything in this Section 9.3 to the contrary, in no event shall the Fair Market Value of the Common Stock with respect to a Transfer described in Section 9.3.l.A or Section 9.3.1.B, above, exceed the purchase price specified in the written notice provided by the Transferring Shareholder or the value per share specified in the order directing Transfer of the Shares, as appropriate.

          9.3.5 Payment. The purchase price for the Transferred Shares shall be paid as follows.

            A.    If the Transferred Shares are to be Transferred pursuant to a transaction described in Section 9.3.1.A, above, and the notice of Transfer specifies the payment terms, the purchase price shall be paid in the manner specified in the notice.

            B.    If the Shares are to be Transferred pursuant to an order described in Section 9.3.1.B, above, and the order specifies the payment terms, the purchase price shall be paid in the manner specified in the order.

            C.    If the Corporation exercises its purchase option in connection with an event described in Section 9.3.1.C, above, or if the applicable notice of Transfer or the order do not specify the payments terms, the purchase price shall be paid on such terms and at such times as the parties may agree; provided that if the parties cannot or do not agree on the terms of payment within fifteen (15) days after the determination of the purchase price, the purchase price shall be paid as follows: on the Transfer Date, as hereinafter defined, (a) fifty percent (50%) of the purchase price shall be paid to the Transferring Shareholder in cash or by cashier's or certified checks and (b) the Corporation shall deliver to the Transferring Shareholder one or more unsecured promissory note(s) in the principal amount equal to fifty percent (50%) of the purchase price, which note(s) shall bear interest at the rate of ten percent (10%) per annum, shall have a term of two (2) years, shall be payable in equal monthly installments of principal and interest, shall provide for prepayment without penalty, shall be secured by a lien on the Transferred Shares, and shall have such other terms and conditions as are typical for that type of promissory note.

          9.3.6 Transfer Date. The Corporation shall designate a date (the "Transfer Date"), not less than fifteen (15) nor more than forty-five (45) days after the date of the determination of the purchase price on which the Transferring Shareholder shall Transfer the Transferred Shares to the Corporation and on which the Corporation shall pay the purchase price to the Transferring Shareholder.

          9.3.7 Power of Attorney. Each shareholder hereby irrevocably appoints each person who from time to time hereafter is a Director of the Corporation as the shareholder's agent and attorney-in-fact, with full power of substitution, for the limited purpose of effecting the Transfer of the Transferred Shares by reason of the purchase by the Corporation of the Transferred Shares pursuant to this Section 9.3. If, after compliance by the Corporation with the provisions of this Section 9.3 and the tender to the Transferring Shareholder on or before the Transfer Date of the purchase price for the Transferred Shares, the Transferring Shareholder does not deliver to the Corporation on the Transfer Date the Transferred Shares then to be Transferred, each Director of the Corporation, individually and as the Transferring Shareholder's agent and attorney-in-fact, may take all action and may execute all documents necessary to effect the Transfer of the Transferred Shares to the Corporation and/or the other shareholders. Upon a Director's taking of such action and execution of such documents, the Transferring Shareholder shall have no further interest in the Transferred Shares to be then Transferred pursuant to this Section 9.3 and the Transferring Shareholder's only right shall be to receive payment of the purchase price for the Transferred Shares. Each shareholder acknowledges and agrees that the granting of this power of attorney is coupled with an interest and shall survive the death or disability of the shareholder and his or her assignment of any interest in the Shares.

          9.3.8 Termination. The provisions of this Section 9.3 shall lapse and be of no further force or effect from and after the date of the occurrence of the first of the following events:

            A.    The voluntary or involuntary filing by or against the Corporation of a petition for the protection under the federal Bankruptcy Code, for the appointment of a receiver for all or substantially all of the Corporation's assets, or for the dissolution of the Corporation;

            B.    At such time as there is only one remaining shareholder;

            C.    The consummation by the Corporation of an underwritten public offering of the Common Stock of the Corporation registered under the Securities Act of 1933, as amended;

            D.    The Common Stock of the Corporation is held of record by 75 or more persons according to the stock records of the Corporation; and

            E.    The execution and delivery of a binding agreement for the consummation of any of the following transactions: (a) the sale in a single transaction or a series of related transactions of all or substantially all of the assets of the Corporation; (b) the merger or consolidation of the Corporation into or with another corporation in a transaction in which the Corporation is not the surviving corporation; or (c) the acquisition by another person, firm or corporation of eighty percent (80%) or more in fair market value of the outstanding capital stock of the Corporation; provided that, if any such agreement is canceled prior to the consummation of such transaction or such transaction is otherwise abandoned prior to consummation, the provisions of this Section 9.3 shall be reinstated and shall apply to all of the Shares to the same extent as if no such binding agreement had ever been entered into.

        9.4   [Intentionally Omitted].

        9.5   Indemnification. Each shareholder severally shall indemnify, defend, and hold harmless the Corporation and its officers, directors, employees and agents, from and against any and all claims, demands, costs, expenses, obligations, liabilities or damages, including interest, penalties, and reasonable attorneys' fees, which any such person shall incur or suffer, arising out of, in connection with or relating to, any breach or failure by a shareholder to perform each and all of the shareholder's obligations under this Section 9. The indemnifications authorized by this Section 9.5 shall include, without limitation, the payment of reasonable attorneys' fees and other expenses (not limited to taxable costs) incurred in settling or defending any claims, actions, threatened actions, or finally adjudicated legal proceedings.

        9.6   Notices. All notices permitted or required under this Section 9 shall be personally delivered or sent by United States certified or registered mail, postage prepaid, to the parties hereto at the following addresses:

    If to the Corporation, to the President of the Corporation at the Corporation's principal business office; and

    If to a shareholder, to the address of the shareholder on the Corporation's stock records.

Written notice shall be deemed to have been delivered five (5) business days after it has been deposited in the mail, if mailed, and when delivered, if personally delivered. If notice is to be sent to multiple parties, the latest date of delivery to any of the noticed parties shall be deemed to be the date of delivery to all of the noticed parties.

        9.7   Legend. Each stock certificate issued by the Corporation and covering any Shares shall have endorsed prominently on the certificate substantially the following words:

    "ANY VOLUNTARY OR INVOLUNTARY SALE, ASSIGNMENT, GIFT, BEQUEST, TRANSFER, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SHARES OF CAPITAL STOCK OR ANY INTEREST THEREIN REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY, AND SUBJECT TO, THE TERMS AND PROVISIONS OF BYLAWS OF THE ISSUER. A COPY OF SUCH BYLAWS AND ALL AMENDMENTS OR SUPPLEMENTS THERETO IS ON FILE IN THE OFFICE OF THE SECRETARY OF THE ISSUER. BY ACCEPTANCE OF THIS CERTIFICATE THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF SAID BYLAWS AND ALL AMENDMENTS OR SUPPLEMENTS THERETO."

A copy of this Section shall be shown by the Secretary of the Corporation to any qualified person making inquiry concerning it.

Section 10. GENERAL CORPORATE MATTERS

        10.1 Corporate Seal. The Board of Directors may, in its discretion, adopt a corporate seal, circular in form and having inscribed thereon the name of the Corporation and the date and state of its incorporation.

        10.2 Record Date. The Board of Directors may fix, in advance, a record date for the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders, to consent to corporate action in writing without a meeting, to receive any report, to receive any dividend or other distribution or allotment of any right, to exercise rights with respect to any change, conversion or exchange of shares, or to exercise any rights with respect to any other lawful action. The record date so fixed shall not be more than sixty (60) days prior to any event for the purpose for which it is fixed, and shall not be less than ten (10) days prior to the date of any meeting of the shareholders. If no such record date is fixed by the Board of Directors, then the record date shall be that date prescribed by Section 701 of the GCL.

        10.3 Voting of Shares in Other Corporations. Shares standing in the name of this Corporation may be voted or represented and all rights incident thereto may be exercised on behalf of the Corporation by the President or, if he is unable or refuses to act, by a Vice-President or by such other person as the Board of Directors may designate.

        10.4 Definitions and Interpretation. Unless the context requires otherwise, these Bylaws and the words and phrases included in them shall be construed and interpreted in accordance with the general provisions, rules of construction and definitions in the GCL. Unless expressly provided otherwise, every reference in these Bylaws to the provisions of the GCL shall refer to such provisions as they exist from time to time, or to any successor provision thereto.

Section 11. AMENDMENT TO BYLAWS

        11.1 Amendments By Shareholders. These Bylaws may be repealed or amended, or new Bylaws may be adopted, by the affirmative vote of a majority of the outstanding shares entitled to vote or by the written consent of shareholders entitled to vote such shares, subject, however, to the restrictions on such amendments imposed by the GCL, the Articles of Incorporation, or other provisions of these Bylaws.

        11.2 Amendment By Directors. Subject to the right of shareholders as provided in Section 11.1 to adopt, amend or repeal Bylaws, the Board of Directors may adopt, amend or repeal Bylaws; provided, however, that no Bylaw or amendment changing the number of Directors of the Corporation, or changing the number of authorized Directors from a fixed to a variable number or vice versa, shall be adopted other than in the manner provided by Section 4.2 of these Bylaws.

        11.3 Record of Amendments. Any amendment or new Bylaw adopted by the shareholders or the Board of Directors shall be copied in the appropriate place in the minute book with the original Bylaws, and the repeal of any Bylaw shall be entered on the original Bylaws together with the date and manner of such repeal. The original or a copy of the Bylaws as amended to date shall be open to inspection by the shareholders at the Corporation's principal office in California at all reasonable times during office hours.

CERTIFICATE OF SECRETARY

OF

FASTCLICK.COM, INC.

        The undersigned, Secretary of Fastclick.com, Inc., a California corporation, does hereby certify that the foregoing Bylaws were duly adopted as the Bylaws of the Corporation by the unanimous written consent of the Board of Directors, effective as of September 8, 2004, and by the written consent of the shareholders of the Corporation, effective as of September 9, 2004.

        IN WITNESS WHEREOF, the undersigned has executed this certificate and affixed the seal of the Corporation on this 27th day of September 2004.

/s/ KURT JOHNSON Kurt Johnson, Secretary

1

QuickLinks

  Exhibit 3.3
AMENDED AND RESTATED BYLAWS OF FASTCLICK.COM, INC.
BYLAWS OF FASTCLICK.COM, INC.
CERTIFICATE OF SECRETARY OF FASTCLICK.COM, INC.